UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.       )

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Leaf Group Ltd.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 5, 2021, Leaf Group Ltd., a Delaware corporation (the “Company”) delivered an email to employees, the form of which is below, regarding the proposed acquisition of the Company by Graham Holdings Company, a Delaware Corporation (“Parent”), and proposed merger of the Company with Pacifica Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to the terms of an Agreement and Plan of Merger, dated April 3, 2021, by and among the Company, Parent and Merger Sub.

Good morning team,

We have some important and exciting news to share. This morning we announced that we entered into an agreement to be acquired by Graham Holdings Company, a diversified media and education company, for $8.50 per share in an all-cash transaction. A copy of the press release is available here. I want to take a moment to discuss how this deal came about, what this means for all of us and why it’s the right path forward.

First off, I want to stress that this development will not have an impact on your day-to-day responsibilities, or your role here at the company. Importantly, Graham Holdings is acquiring us for our people as much as our platform— and upon joining Graham, we expect to continue to operate largely as we do now. It is anticipated that I and our senior management team will be continuing in our leadership roles as well.

A little bit about our acquirer – Graham Holdings is a publicly-traded company with a long and rich history. Its portfolio of businesses covers a wide range of industries including education, marketing and online publications, some of which you may be familiar with— such as Slate, FrameBridge and Kaplan. While their businesses span many industries, they all share a core set of values: providing high-quality publications and services, supporting the communities where they do business, and creating a compelling and dynamic work environment for their employees.

Earlier this year, Graham identified our company as an ideal addition to their expanding portfolio of media and internet properties and extended a compelling offer for us to join forces. After thorough consideration of its strategic alternatives, our Board determined that the Graham Holdings transaction would be in the best interests of our shareholders and of our other constituencies— including you, our Leaf Group people. Graham Holdings’ values align closely with our own, and we are very excited to be joining a company with such a strong corporate culture and history of supporting its portfolio companies.

There are several more steps we must complete before this transaction can close, including securing necessary regulatory approvals. We expect it to close in June or July of 2021, subject to the approval of Leaf Group shareholders and other customary closing conditions. In the meantime, it is business as usual – and it’s very important that we all stay focused on delivering the same high-quality content and services that our customers and audiences have come to expect from us.

Today at 9:00 a.m. PT I will host an All-Hands meeting where I will introduce you to Graham Holdings’ CEO Tim O’Shaughnessy and tell you a bit more about this exciting new chapter for Leaf Group.

I once again want to thank you for your incredible hard work and dedication over the past year. I know it has been a challenging time for us all – and through everything, you have still managed to contribute at the highest level. This transaction reflects Graham Holdings’ recognition of the strength and resilience of our team, and you all should be very proud.

-Sean

Additional Information and Where to Find It

This communication relates to the proposed merger transaction involving the Company and may be deemed to be solicitation material in respect of the proposed merger transaction. In connection with the proposed merger transaction, the Company will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that the Company may file with the SEC or send to the Company’s stockholders in connection with the proposed merger transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED MERGER TRANSACTION AND RELATED MATTERS. The proposed merger transaction will be submitted to the Company’s stockholders for their consideration. Investors and security holders will be able to obtain free copies of the Proxy Statement (when available) and other documents filed by the Company with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company with the SEC will also be available free of charge on the Company’s website at www.leafgroup.com or by contacting the Company’s Investor Relations contact at shawn.milne@leafgroup.com.

Participants in the Solicitation

The Company and its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed merger transaction under the rules of the SEC. Information about the directors and executive officers of the Company and their ownership of shares of the Company’s common stock is set forth in its Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on February 25, 2021, its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 10, 2020 and in subsequent documents filed or to be filed with the SEC, including the Proxy Statement. Additional information regarding the persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests in the merger transaction, by security holdings or otherwise, will also be included in the Proxy Statement and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of these documents as described above.

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company generally identifies forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The Company has based these forward-looking statements largely on its then-current expectations and projections about future events and financial trends as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: (i) risks associated with the Company’s ability to obtain the stockholder approval required to consummate the proposed merger transaction and the timing of the closing of the proposed merger transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed merger transaction will not occur; (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (iv) unanticipated difficulties or expenditures relating to the proposed merger transaction, the response of business partners and competitors to the announcement of the proposed merger transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed merger transaction; (v) the response of Company stockholders to the merger agreement; and (vi) those risks detailed in the Company’s most recent Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as other documents that may be filed by the Company from time to time with the SEC. Accordingly, you should not rely upon forward-looking statements as predictions of future events. The Company cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. Except as required by applicable law or regulation, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.